Exhibit 10.6

Cooperation Agreement on Scientific Research and Development

Party A: Fujian Yada Group Co., Ltd
Party B: Food Science and Technology Research Institute of Fuzhou University

Fujian Yada Group Co., Ltd (hereinafter referred as “Party A”) and Food Science and Technology Research Institute of Fuzhou University (hereinafter referred as “Party B”) started to cooperate on the project of “development of bamboo-shoot polysaccharose series products” from March, 2010. The project leader is Dr. Lin Xiangyang and Dr. Wu Jia. The project team consists of the research and development personnel of both parties. Through negotiations, both parties entered into agreement as below on the basis of good faith and mutual assistance and benefits:

I Responsibility
 Party A is responsible for：
1．
providing raw materials for experimental research; when the personnel of Party B make study at the production site, Party A is responsible for providing labs etc and cooperating with the research personnel to conduct tests;

2．	providing testing sites like workshops etc and investing funds to establish pilot production lines;
3．	participating the development and design of production line as well as the product inspection;
4．	transformation and industrialization of technical results;
5．	organizing project acceptance together with Party B.

Party B is responsible for:
1.	the general planning, research scheme design and schedule arrangement of the project;
2.	organizing scientific and research personnel to perform research work and confirming the process flows and the key points of operation;
3.	giving instruction for equipment selection, installation and debugging;
4.	making analysis on polysaccharose products made with new processes from the aspects of organoleptic sense, flavor, physicochemical property, storage stability etc;
5.	designing and developing comprehensive utilization scheme of bamboo-shoot waste residual;
6.	patent application;
7.	project report and result evaluation.

II Research Funds
The research funds for the project total RMB 150,000. For the successful performance of the project, Party A will pay RMB 50,000 to Party B as the project kick-off fund for early project research and will pay another RMB 50,000 to Party B before the result evaluation. After the result evaluation, Party A will pay Party B the remaining RMB 50000.

III Proprietorship of Research Results

Party A:
1.	enjoys the use right of the evaluated results and is entitled to apply for national patents together with Party B;
2.	is entitled to apply for the qualification of national projects together with Party B. Both parties will obtain 50% of the approved governmental funds respectively.
Party B:
1.	enjoys the proprietorship of the results;
2.	will take the first place among the parties that have completed the project when applying for patents or other awards of science and technology.

Party A: Fujian Yada Group Co., Ltd (company chop)
Representative (signature): Zhan Youdai
Date:

Party B: Food Science and Technique Research Institute of Fuzhou University
Representative (signature): Lin Xiangyang
Date: